EXHIBIT 23O
                                 RULE 18F-3 PLAN

                     MULTIPLE CLASS EXPENSE ALLOCATION PLAN
                                  (THE "PLAN")
                      ADOPTED PURSUANT TO RULE 18F-3 UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

     WHEREAS, AMIDEX Funds, Inc., a Maryland corporation (the "Company"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Company is authorized to (i) issue shares of beneficial interest (the "Shares") in separate series (each a "Fund" and together the "Funds"), with the Shares of each such Fund representing the interests in a separate portfolio of securities and other assets, and (ii) divide the Shares within each such Fund into two or more classes (each a "Class" and together the "Classes"); and

     WHEREAS, the Company has established four Classes of Shares designated as the No-Load, Class A, Class B and Class C Shares; and

     WHEREAS, the Company offers one or more Classes of Shares in the Funds which are identified on Schedule A, attached hereto and incorporated herein, which Schedule A may be amended from time to time by the Company; and

     WHEREAS, the Board of Directors as a whole and the Directors who are not interested persons of the Company (as defined in the Act) (the "Qualified Directors"), having determined in the exercise of their reasonable business judgment that this Plan is in the best interest of each Class of Shares of each Fund and of the Company as a whole, have accordingly approved this Plan.

        NOW, THEREFORE, the Company hereby adopts this Plan in accordance with Rule 18f-3 under the Act, on the following terms and conditions:

1. CLASS DIFFERENCES. Each Class of shares of a Fund shall represent interests in the same portfolio of investments of the Fund and shall be identical in all respects, except that each Class shall differ with respect to:

     (i) distribution and related services and expenses as provided for in Sections 2 and 3 of the Plan;
     (ii) such differences relating to purchase minimums, eligible investors and exchange privileges as may be set forth in the prospectuses and statements of additional information of the Fund(s) as the same may be amended or supplemented from time to time (the "Prospectuses" and SAIs"); and
     (iii) the designation of each Class of Shares.

2. DIFFERENCES IN DISTRIBUTION AND RELATED SERVICES. The No Load Class, Class A, Class B and Class C Shares of each Fund shall differ in the manner in which such Shares are distributed and in the related services provided to shareholders of each such Class as follows:

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     (i)  No Load Class  Shares shall be  distributed  at the net asset value of the Fund;
     (ii) Class A Shares shall be subject to a front end sales load;
     (iii)Class B Shares shall be subject to a declining Contingent Deferred Sales Charge ("CDSC"); and
     (iv) Class C Shares shall be subject to an ongoing trail commission paid to the broker of record; all as set forth from time to time in the Prospectus and SAI for each Class of Shares.

3.   ALLOCATION OF EXPENSES

     (a) CLASS EXPENSES.
     ------------------
     Expenses incurred in connection with any meeting of shareholders of a particular Class and litigation expenses incurred with respect to matters affecting only a particular Class shall be allocated to that Class.

     (b) OTHER CLASS ALLOCATIONS.
     ---------------------------
     All other expenses of a Fund shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Fund as a whole. Notwithstanding the foregoing, the distributor or advisor of a Fund may waive or reimburse the expenses of a specific Class or Classes of such Fund to the extent permitted under Rule 18f-3 under the Act.

     (c) FUND ALLOCATIONS.
     --------------------
     All expenses of the Funds, other than the expenses subject to sub-paragraphs (a) and (b) of this Section, shall be allocated to each Fund on the basis of the net asset value of that Fund in relation to the net asset value of all Funds taken together as a whole. Notwithstanding the foregoing, the distributor or advisor of a Fund may waive or reimburse the expenses of a specific Fund to the extent permitted under Rule 18f-3 under the Act.

4.   TERMS AND TERMINATION

     (a) INITIAL FUND.
     ----------------
     This Plan shall become effective with respect to each Fund identified on Schedule A as of the later of (i) the date on which a Registration Statement becomes effective under the Securities Act of 1993, as amended, or (ii) the date on which any Class of the Fund commences offering its Shares to the public, and shall continue in effect with respect to such Class of Shares (subject to Section 4(c) hereof) until terminated in accordance with the provisions of Section 4(c).

     (b) ADDITIONAL FUNDS OR CLASSES.
     -------------------------------
     This Plan shall become effective with respect to any Class of a Fund established by the Company after the date this Plan was adopted upon commencement of the initial public offering thereof, provided that the Plan has previously been approved with respect to such additional Fund or Class by votes of a majority of both (i) the Board of Directors of the Company and (ii) the Qualified Directors. This Plan shall continue in effect with respect to each such additional Fund or Class until terminated in accordance with the provisions of Section 4(c) hereof.

     (c)  TERMINATION.
     ----------------
     This Plan may be terminated at any time with respect to the Company or any Fund or Class thereof, as the case may be, by vote of a majority of both the Directors of the Company and the Qualified Directors. This Plan may remain in effect with respect to a Fund or Class of the Company even if it has been terminated in accordance with this Section 4(c) with respect to any other Fund or Class of Shares of the Company.

5. AMENDMENTS. Any material amendment to the Plan shall require the affirmative vote of a majority of both the Directors of the Company and the Qualified Directors.

This Plan was adopted by the Board of Directors,  including the affirmative vote
of  a  majority   of  the   independent   Directors,   at  a  meeting   held  on
__________________, 2000


Witness My Signature:


--------------------------------------
ANDREA FIEST
Secretary

                                   Schedule A

                               AMIDEX Funds, Inc.

                             Portfolios of the Fund

THE FOLLOWING PORTFOLIOS AND CLASSES OF SHARES ARE OFFERED BY THE TRUST AND SUBJECT TO THIS AGREEMENT:

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                                  Class A     Class B    Class C   No-Load
Name of Portfolio                 Shares      Shares     Shares    Shares
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AMIDEX 35 MUTUAL FUND                  X          X          X           X
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ISDAQ MUTUAL FUND                      X          X          X           X
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